Exhibit 10.5

Amendment to
Management Services Consulting Agreement
between

National Health & Safety Corporation

And First Advisors, Inc.

On November 1, 2001, First Advisors, Inc., a Texas corporation (the “Consultant”), and National Health & Safety Corporation, a Utah corporation, (the “Company”) agreed to this Amendment to Schedule B of the Management Services Consulting Agreement of May 1, 2001.

Recitals

The Company is engaged in the business of marketing discount healthcare cards to the consumer (the “Business”).

Through its Employees, and through Contractors and Service Providers engaged by Consultant, the Consultant will arrange for personnel to provide general and specific consulting services to the Company as provided in the Agreement.

The Company desires engaged the Consultant to provide certain consulting services to the Company to assist the Company in furthering its goals for the Business, and the Consultant accepted such engagement to provide such consulting services to the Company, upon the terms and subject to the conditions contained in this Agreement.

The Consultant has requested changes in the compensation due under Schedule B and the Company wishes to effect these changes.

Amendment

Therefore, in consideration of the premises and the mutual covenants and agreements contained in the original Agreement and in this Amendment, the Company and the Consultant agree to amend Schedule B to read as follows:

Schedule B

Compensation

Effective on November 1, 2001 and during the initial term of the Agreement and any renewals, the Company agrees to pay the Consultant in advance on the first day of each month the greater of:

$60,000.00, or

An amount equal to 20% of the Gross Profit of the Company.  For this purpose, Gross Profit is defined as all revenues generated by the Company on all business facilitated by the Consultant, less any payable commissions.  Upon termination of the Agreement for any reason, the Company agrees to continue payment under this subparagraph on all business facilitated by the Consultant.  For this purpose, “all business facilitated by the Consultant” is defined as:

Before the Termination Date:  Income generated by signed contracts (and their renewals) resulting from the Consultant’s efforts for the sale and/or distribution of the Company’s products or services.

After the Termination Date:  Income to be generated by unsigned contracts (and their renewals) resulting from the Consultant’s efforts to which the Company and the contracting party have agreed to all substantial business terms.  Evidence of this agreement must be a letter or email from the contracting party specifically agreeing to all substantial business terms in the Company’s proposal.

Compensation remaining unpaid by the Company after the effective date of termination is due upon demand by the Consultant and pursuant to Paragraph 3.3.  Un-accrued compensation payable under Paragraph 2 is due upon demand when payable under the terms of the appropriate contract or proposed contract.

In the event the Company fails to timely comply with its obligations in respect of any Compensation, the Consultant, at its election, may (i) suspend all Services then being provided to the Company, and/or (ii) exercise any Rights the Consultant may have under applicable Law or otherwise in respect of the Company’s failure to comply with such obligations.

[Signature Page Follows]

In Witness Whereof, as of the Effective Date, the authorized officers, or representatives of the Company and Consultant have signed and delivered this Amendment to the other.

For the Company:                                                                   For the Consultant:

National Health & Safety Corporation                         First Advisors, Inc.

By:                                                                                           By:

Jimmy Nix                                                                              Garett Davis
 Jimmy E. Nix, II                                                                         Garett Davis
Vice President                                                                        Senior Vice President